UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 17, 2014

Dillard’s, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6140	71-0388071
(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Cantrell Road Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

(501) 376-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
Dillard’s, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 17, 2014, at which stockholders considered and approved the following items:

1.	Election of Directors
		Votes For	Votes Against	Votes Abstained	Broker Non-Votes
	Class A. Nominees:
	Frank R. Mori	31,287,095	970,573	83,762	2,870,785
	Reynie Rutledge	31,339,410	918,456	83,564	2,870,785
	J.C. Watts, Jr.	31,326,298	932,689	82,443	2,870,785
	Nick White	31,336,373	920,065	84,992	2,870,785

	Class B Nominees:
	Robert C. Connor	4,010,760	-	-	-
	Alex Dillard	4,010,760	-	-	-
	Mike Dillard	4,010,760	-	-	-
	William Dillard, II	4,010,760	-	-	-
	James I. Freeman	4,009,968	792	-	-
	H. Lee Hastings, III	4,009,968	792	-	-
	Drue Matheny	4,010,760	-	-	-
	Warren A. Stephens	4,009,968	792	-	-

	Other Proposals
		Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2.	Advisory vote on the compensation of the Company’s named executive officers:	35,782,592	456,561	113,037	2,870,785

		Votes For	Votes Against	Votes Abstained
3.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2014:	39,081,964	48,935	92,076

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILLARD’S, INC.

DATED: May 20, 2014	By:	/s/ James I. Freeman
	Name:	James I. Freeman
	Title:	Senior Vice President & Chief Financial Officer